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                                                                    Exhibit 10.1

                                CONTRACT OF SALE

         This Agreement is entered into by and between SILVERLEAF RESORTS, INC., a Texas corporation ("Seller"), and FAIRFIELD RESORTS, INC. ("Purchaser").

                              W I T N E S S E T H :

         FOR AND IN CONSIDERATION of the promises, undertakings, and mutual covenants of the parties herein set forth, Seller hereby agrees to sell and Purchaser hereby agrees to purchase and pay for all that certain property hereinafter described in accordance with the following terms and conditions:

                                    ARTICLE I

                                    PROPERTY

         The conveyance by Seller to Purchaser shall include the following described tracts or parcels of land, together with all and singular the rights and appurtenances pertaining to such land including any right, title and interest of Seller in and to adjacent strips or gores, streets, alleys, or rights-of-way and all rights of ingress and egress thereto:

                  That certain tract of land located at the southeast corner of Koval Lane and Harmon Avenue in Las Vegas, Clark County, Nevada, commonly known as 4570 Koval Lane, and being more particularly described on Exhibit "A" attached hereto and made a part hereof for all purposes.

Hereafter the aforesaid real property is referred to as the "Land."

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         The conveyance by Seller to Purchaser shall also include all buildings, fixtures and other improvements on the Land (the "Improvements").

         Hereinafter all property being conveyed to Purchaser by Seller pursuant to this Contract including the Land and the Improvements are sometimes referred to collectively as the "Subject Property."

                                   ARTICLE II

                                 PURCHASE PRICE

         The purchase price to be paid by Purchaser to Seller for the Subject Property shall be the sum of Three Million One Hundred Fifty Thousand and No/100 Dollars ($3,150,000.00). The purchase price shall be payable all in cash at the closing.

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                                   ARTICLE III

                                  EARNEST MONEY

         Within two (2) business days after final execution of this Contract by all parties hereto, Purchaser shall deliver Purchaser's check in the amount of One Hundred Thousand and No/100 Dollars ($100,000.00) to First American Title Company of Nevada, 3760 Pecos-McLeod Interconnect, Suite 7, Las Vegas, Nevada 89121, Attn: Julie Skinner (the "Title Company"). The Title Company shall immediately cash the earnest money check and deposit the proceeds thereof in an interest bearing account, the earnings from which shall accrue to the benefit of Purchaser (hereinafter the proceeds of the earnest money check shall be referred to as the "Earnest Money"). Notwithstanding anything to the contrary contained herein, in the event the earnest money check is not deposited by Purchaser with the Title Company within two (2) business days from the date of execution of this Contract, then, at Seller's option, this Contract shall automatically terminate and be rendered null and void, without notice to Purchaser, upon the expiration of such time, and the parties shall have no further obligations or liabilities one unto the other.

         In the event that this Contract is closed, then all Earnest Money shall be applied in partial satisfaction of the purchase price. In the event that this Contract is not closed, then the Earnest Money shall be disbursed in the manner provided for elsewhere herein. Notwithstanding the foregoing or anything to the contrary contained elsewhere in this Contract, it is understood and agreed that Five Hundred Dollars ($500.00) of the Earnest Money shall in all events be delivered to Seller as valuable consideration for the Inspection Period described in Article VI hereinbelow and the execution of this Contract by Seller.

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                                   ARTICLE IV

                 PRE-CLOSING OBLIGATIONS OF SELLER AND PURCHASER

         Within fifteen (15) days from the date of execution of this Contract, Seller shall furnish to Purchaser, the following information (collectively, the "Due Diligence Items"):

                  (a) The most recent survey of the Subject Property in possession of Seller; Purchaser shall be entitled to have this survey updated and recertified as of a date subsequent to the date of execution of this Contract and, if Purchaser does so, shall provide copies thereof to Seller; unless otherwise agreed by Seller and Purchaser, the metes and bounds description contained in the survey, as updated, shall be the legal description employed in the documents of conveyance of the Subject Property; and

                  b. A current commitment (the "Title Commitment") for the issuance of an owner's policy of title insurance to the Purchaser from the Title Company, together with good and legible copies of all documents constituting exceptions to Seller's title as reflected `in the Title Commitment.

         Seller shall simultaneously deliver, and the same shall be deemed to be Due Diligence Items, all records and documents within the control or custody of the Seller concerning the Subject Property, if any (it being specifically understood that the listing of the following items shall in no manner be deemed to imply the existence of any such item, and the Seller shall only be required to deliver such of the following items as exist), including, without limitation, copies of:

                           a.       all developer agreements, zoning or
         subdivision approvals or ordinances, agreements, resolutions of any governmental authority, body, agency or entity, site plans and development orders, approvals, consents, permits, certificates and other governmental licenses, along with notices issued by the applicable governmental entity concerning same, which burden, benefit or otherwise affect the ownership or development of the Subject Property or relate to the payment of any reservation fee, deposit or impact fee benefiting or burdening the Subject Property;

                  b. all drawings, surveys, topographical maps, site development and other plans, specifications and engineering reports and all reports, documents, analyses, memoranda, letters, summaries and work papers relating to environmental matters concerning the Subject Property, including without imitation, all environmental studies and reports; and

                  c.       any and all pre-construction soil tests.

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         EXCEPT FOR THE REPRESENTATIONS OF SELLER SET FORTH IN ARTICLE VII,
SELLER MAKES NO REPRESENTATION OR WARRANTY AS TO THE TRUTH, ACCURACY OR COMPLETENESS OF ANY MATERIALS, DATA OR INFORMATION DELIVERED BY SELLER TO PURCHASER IN CONNECTION WITH THE TRANSACTION CONTEMPLATED HEREBY. EXCEPT FOR THE REPRESENTATIONS OF SELLER SET FORTH IN ARTICLE VII, PURCHASER ACKNOWLEDGES AND AGREES THAT ALL MATERIALS, DATA AND INFORMATION DELIVERED BY SELLER TO PURCHASER IN CONNECTION WITH THE TRANSACTION CONTEMPLATED HEREBY ARE PROVIDED TO PURCHASER AS A CONVENIENCE ONLY AND THAT ANY RELIANCE ON OR USE OF SUCH MATERIALS, DATA OR INFORMATION BY PURCHASER SHALL BE AT THE SOLE RISK OF PURCHASER.

                                    ARTICLE V

                             TITLE INSPECTION PERIOD

         Purchaser shall have a period of time commencing on the date of execution of this Contract and expiring forty-five (45) days thereafter within which to review and approve the status of Seller's title to the Subject Property (the "Title Review Period"). If the information to be provided to or obtained by Purchaser pursuant to the provisions of Article IV hereinabove reflects or discloses any defect, exception or other matter affecting the Subject Property ("Title Defects") that is unacceptable to Purchaser, then prior to the expiration of the Inspection Period Purchaser shall provide Seller with written notice of Purchaser's objections. Seller may, at its sole option, elect to cure or remove the objections raised by Purchaser; provided, however, that Seller shall have no obligation to do so. Should Seller elect to attempt to cure or remove the objections, Seller shall have ten (10) days from the date of Purchaser's written notice of objections (the "Cure Period") in

                                     - 5 -

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which to accomplish the cure. In the event Seller either elects not to cure or remove the objections or is unable to accomplish the cure prior to the expiration of the Cure Period, then Seller shall so notify Purchaser in writing specifying which objections Seller does not intend to cure, and then Purchaser shall be entitled, as Purchaser's sole and exclusive remedies, either to terminate this Agreement by providing written notice of termination to Seller within ten (10) days from the date on which Purchaser receives Seller's no-cure notice or waive the objections and close this transaction as otherwise contemplated herein. If Purchaser shall fail to notify Seller in writing of any objections to the state of Seller's title to the Subject Property as shown by the Survey and Title Commitment, then Purchaser shall be deemed to have no objections to the state of Seller's title to the Subject Property as shown by the Survey and Title Commitment, and any exceptions to Seller's title which have not been objected to by Purchaser and which are shown on the Survey or described in the Title Commitment shall be considered to be "Permitted Exceptions." It is further understood and agreed that any Title Defects which have been objected to by Purchaser and which are subsequently waived by Purchaser shall be Permitted Exceptions.

         Purchaser, at its sole cost and expense, may obtain on or before forty-five (45) days after the execution of this Contract a phase one or more extensive environmental assessment of the Subject Property (the "Environmental Assessment"), and if during such forty-five (45) day period Purchaser finds any matter that in its opinion is an environmental problem, then it shall notify Seller of the same prior to the expiration of the Inspection Period and such problems shall be handled in the same manner and in the same time periods as Title Defects.

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                                   ARTICLE VI

                                INSPECTION PERIOD

         Purchaser, at Purchaser's sole expense, shall have the right to conduct a feasibility, environmental, engineering and physical study of the Subject Property for a period of time commencing on the date of execution of this Contract and expiring on December 15, 2002 (the "Inspection Period"). During the Inspection Period, Purchaser shall also attempt to obtain all approvals and entitlements that Purchaser deems necessary in order to allow Purchaser to develop the Subject Property as a timeshare resort consisting of at least one hundred twenty-five (125) timeshare units within at least fifteen (15) floors (the "Intended Use"). Purchaser and Purchaser's duly authorized agents or representatives shall be permitted to enter upon the Subject Property at all reasonable times during the Inspection Period in order to conduct engineering studies, soil tests and any other inspections and/or tests that Purchaser may deem necessary or advisable. Purchaser further agrees to indemnify and hold Seller harmless from any claims or damages, including reasonable attorneys' fees, resulting from Purchaser's inspection of the Subject Property. In the event that the review and/or inspection conducted pursuant to this paragraph shows any fact, matter or condition to exist with respect to the Subject Property that is unacceptable to Purchaser, in Purchaser's sole discretion, or in the event that Purchaser is unable to obtain all necessary approvals that Purchaser deems necessary to allow Purchaser to develop the Subject Property for the Intended Use, or if for any reason Purchaser determines that purchase of the Subject Property is not feasible, then Purchaser shall be entitled, as Purchaser's sole remedy, to cancel this Contract by providing written notice of cancellation to Seller prior to the expiration of the Inspection Period. If Purchaser shall provide written notice of cancellation prior to the expiration of the Inspection Period, then this Contract shall be cancelled, all Earnest Money (less $500.00) shall be immediately returned to Purchaser by the Title Company, and thereafter neither Seller nor Purchaser shall have any continuing obligations one unto the other. If no notice of cancellation is provided by Purchaser

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prior to the expiration of the Inspection Period, then this Contract shall remain in full force and effect and the Title Company shall immediately disburse the entire Earnest Money deposit to Seller; upon such disbursement the entire Earnest Money deposit shall be non-refundable to the Purchaser except in the event of default by Seller hereunder, but, if this Contract closes, then the entire Earnest Money deposit shall be applied in partial satisfaction of the purchase price.

                                   ARTICLE VII

              REPRESENTATIONS, WARRANTIES, AND COVENANTS OF SELLER

         Seller represents and warrants to Purchaser that as of the effective date and at closing Seller will have good and marketable fee simple title to the Subject Property free and clear of all liens, encumbrances, covenants, restrictions, rights-of-way, easements, and any other matters affecting title to the Subject Property except for the Permitted Exceptions, and at closing, Seller will be in a position to convey the Subject Property to Purchaser free and clear of all liens, encumbrances, covenants, restrictions, rights-of-way, easements and other such matters affecting title except for the Permitted Exceptions.

         Seller further covenants and agrees with Purchaser that, from the date hereof until the closing, neither Seller nor its subsidiaries shall sell, assign, or convey any right, title, or interest whatsoever in or to the Subject Property, or create or permit to exist any lien, security interest, easement, encumbrance, charge, or condition affecting the Subject Property (other than the Permitted Exceptions) without promptly discharging the same prior to closing.

         Seller hereby further represents and warrants to Purchaser as follows:

                  a. There are no actions, suits, or proceedings pending or, to the best of Seller's knowledge, threatened against Seller or otherwise affecting any portion of the Subject Property, at law or in equity, or before or by any federal, state, municipal, or other governmental court, department, commission, board, bureau, agency, or instrumentality, domestic or foreign;

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                  b.       The execution by Seller of this Contract and the
         consummation by Seller of the sale contemplated hereby have been duly authorized, and do not, and, at the closing date, will not, result in a breach of any of the terms or provisions of, or constitute a default under any indenture, agreement, instrument, or obligation to which Seller is a party or by which the Subject Property or any portion thereof is bound, and do not, and at the closing date will not, constitute a violation of any regulation affecting the Subject Property;

                  c. Seller has not received any notice of any violation of any ordinance, regulation, law, or statute of any governmental agency pertaining to the Subject Property or any portion thereof; and

                  d. To Seller's knowledge, no work has been performed on the Subject Property that could give rise to any mechanics', laborers' or materialmen's liens being placed on the Subject Property. The Seller has fully paid all laborers and materialmen for prior improvements to, and work performed on, the Subject Property and has obtained releases of such lien rights.

All of the foregoing representations and warranties of Seller are made by Seller both as of the date hereof and as of the date of the closing hereunder. Notwithstanding the foregoing or anything to the contrary contained herein, it is understood and agreed that the representations and warranties set forth hereinabove shall survive the closing of this Contract only for a period of one
(1) year following the closing date, but not thereafter, and Seller shall have no liability of any kind whatsoever for any breach thereof except to the extent a claim is asserted against Seller within such one (1) year period.

                                  ARTICLE VIII

                                     CLOSING

         The closing shall take place at the offices of the Title Company. The closing shall occur on or before December 27, 2002. Purchaser shall notify Seller at least five (5) days in advance of the exact time and date of closing.

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                                   ARTICLE IX

                         SELLER'S OBLIGATIONS AT CLOSING

         At the closing, Seller shall do the following:

                  a. Deliver to Purchaser a grant, bargain and sale deed covering the Subject Property, duly signed and acknowledged by Seller, which deed shall be in form reasonably acceptable to Purchaser for recording and shall convey to Purchaser good and marketable title to the Subject Property, free and clear of all liens, rights-of-way, easements, and other matters affecting title to the Subject Property, except for the Permitted Exceptions.

                  b. Deliver or cause to be delivered to Purchaser an ALTA owner's form of title insurance policy (the "Title Policy") insuring Purchaser in the amount of the purchase price that Purchaser has acquired good and marketable title to the Subject Property, subject only to the Permitted Exceptions. Purchaser shall be entitled to request the Title Company to provide, at Purchaser's sole cost and expense, such endorsements (or amendments) to the Title Policy as Purchaser may reasonably require so long as such endorsements or amendments impose no additional liability on Seller or delay the closing. Purchaser acknowledges and agrees that the Title Policy may be actually delivered within a reasonable time following the closing so long as Purchaser has received at closing a current binding title commitment obligating the Title Company to deliver the Title Policy. Purchaser shall pay the premium for a standard owner's form of title insurance policy in the amount of the purchase price; the cost of any title endorsements required by Purchaser, and the cost of reinsurance reasonably required by Purchaser, shall also be paid by Purchaser.

                  c. Deliver a non-withholding statement that will satisfy the requirements of Section 1445 of the Internal Revenue Code so that Purchaser is not required to withhold any portion of the purchase price for payment to the Internal Revenue Service.

                  d. Provide such evidence or other documents that may be reasonably required by the Title Company evidencing the status and capacity of Seller and the authority of the person or persons who are executing the various documents on behalf of Seller in connection with the sale of the Subject Property.

                  e. Deliver such documents as reasonably requested by Purchaser to consummate this Contract.

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                                    ARTICLE X

                       PURCHASER'S OBLIGATIONS AT CLOSING

         At the closing, Purchaser shall deliver to Seller the purchase price in cash and such documents as requested by the Title Company or as reasonably requested by Seller to consummate this Contract.

                                   ARTICLE XI

                              COSTS AND ADJUSTMENTS

         At closing, the following items shall be adjusted or prorated between Seller and Purchaser:

                  a. Any real estate transfer taxes or sales taxes payable in connection with the sale of the Subject Property shall be paid in full by Purchaser.

                  b. Ad valorem taxes for the Subject Property for the current calendar year shall be prorated as of the date of closing, and Seller shall pay to Purchaser in cash at closing Seller's pro rata portion of such taxes. Seller's pro rata portion of such taxes shall be based upon taxes actually assessed for the current calendar year or, if for any reason such taxes for the Subject Property have not been actually assessed, such proration shall be based upon the amount of such taxes for the immediately preceding calendar year, and adjusted by cash settlement when exact amounts are available. However, anything herein to the contrary notwithstanding, any tax abatement or refund for a period of time prior to closing shall belong to Seller.

                  c. All other closing costs, including but not limited to, recording and escrow fees shall be divided equally between Seller and Purchaser; provided, however, that Seller and Purchaser shall each be responsible for the fees and expenses of their respective attorneys.

         Seller agrees to indemnify and hold Purchaser harmless of and from any and all liabilities, claims, demands, suits, and judgments, of any kind or nature (except those items which under the terms of this Contract specifically become the obligation of Purchaser), brought by third parties and based on events occurring on or before the date of closing and which are in any way related to the ownership, maintenance, or operation of the Subject Property, and all expenses related thereto, including, but not limited to, court costs and attorneys' fees.

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         Purchaser agrees to indemnify and hold Seller harmless of and from any and all liabilities, claims, demands, suits, and judgments, of any kind or nature, brought by third parties and based on events occurring subsequent to the date of closing and which are in any way related to the ownership, maintenance or operation of the Subject Property, and all expenses related thereto, including, but not limited to, court costs and attorneys' fees.

         Notwithstanding anything to the contrary contained herein, the indemnities set forth in this Article XI shall survive the closing hereunder.

                                   ARTICLE XII

                                ENTRY ON PROPERTY

         Purchaser, Purchaser's agents, employees, servants, or nominees, are hereby granted the right to enter upon the Subject Property at any time prior to closing for the purpose of inspecting the Subject Property and conducting such engineering and mechanical tests as Purchaser may deem necessary or advisable, any such inspections and tests to be made at Purchaser's sole expense. Purchaser agrees to indemnify and hold Seller harmless from and against any and all losses, damages, costs, or expenses incurred by Seller as a result of any inspections or tests made by Purchaser.

                                  ARTICLE XIII

                             POSSESSION OF PROPERTY

         Possession of the Property free and clear of all uses and encroachments, except the Permitted Exceptions, shall be delivered to Purchaser at closing.

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                                   ARTICLE XIV

                                     NOTICES

         All notices, demands, or other communications of any type given by the Seller to the Purchaser, or by the Purchaser to the Seller, whether required by this Contract or in any way related to the transaction contracted for herein, shall be void and of no effect unless given in accordance with the provisions of this paragraph. All notices shall be in writing and delivered to the person to whom the notice is directed, either in person, by facsimile transmission, or by United States Mail, as a registered or certified item, return receipt requested. Notices delivered by mail shall be deemed given when deposited in a post office or other depository under the care or custody of the United States Postal Service, enclosed in a wrapper with proper postage affixed, addressed as follows:

         SELLER:                  Silverleaf Resorts, Inc.
                                  1221 Riverbend Drive
                                  Suite 120
                                  Dallas, Texas 75247
                                  Attn: Robert E. Mead
                                  Telephone No.: (214) 631-1166
                                  Facsimile No.: (214) 905-0514

         With Required Copy to:   Meadows, Owens, Collier, Reed, Cousins & Blau,
                                  L.L.P.
                                  3700 NationsBank Plaza
                                  901 Main Street
                                  Dallas, Texas 75202
                                  Attn: George R. Bedell, Esq.
                                  Telephone No.: (214) 749-2448
                                  Facsimile No.: (214) 747-3732

         PURCHASER:               Fairfield Resorts, Inc.
                                  8427 South Park Circle, Suite 500
                                  Orlando, Florida 32819
                                  Attn: Douglas O. Kinsey, Senior Vice
                                  President,
                                  Real Estate Acquisitions
                                  Telephone No.: (407) 370-5200
                                  Facsimile No.: (407) 370-5222

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         With Required Copy to:   John C. Alvarez
                                  8427 South Park Circle, Suite 500
                                  Orlando, Florida 32819
                                  Telephone No.: (407) 370-5200
                                  Facsimile No.: (407) 370-5222

                                   ARTICLE XV

                                    REMEDIES

         In the event all conditions of this Contract are satisfied and in the event all covenants and agreements to be performed prior to closing are fully performed, and in the event that performance of this Contract is tendered by the Purchaser and the sale is not consummated through a default on the part of Seller on the closing date, then Purchaser shall have the option (i) to terminate this Contract by providing written notice thereof to Seller, in which event the Earnest Money (less $500.00) shall be returned immediately to Purchaser and the parties hereto shall have no further liabilities or obligations one unto the other; (ii) to waive any defect or requirement and close this Contract; or (iii) to sue Seller for specific performance. In no event shall Purchaser have the right to sue Seller for damages, bring any action against the Subject Property, or file a notice of lis pendens regarding any claim of Purchaser other than a claim for specific performance.

         In the event that Purchaser fails to timely comply with all conditions, covenants, and obligations Purchaser has hereunder, such failure shall be an event of default, and Seller's sole remedy shall be to receive and retain the Earnest Money. The Earnest Money is agreed upon by and between the Seller and Purchaser as liquidated damages due to the difficulty and inconvenience of ascertaining and measuring actual damages, and the uncertainty thereof, and no other damages, rights, or remedies shall in any case be collectible, enforceable, or available to the Seller other than in this paragraph defined, and Seller shall accept the Earnest Money as Seller's total damages and relief.

                                     - 14 -

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                                   ARTICLE XVI

                                   ASSIGNMENT

         Purchaser shall have the right to nominate who shall take title and who shall succeed to Purchaser's duties and obligations hereunder, or assign this Contract to any person, firm, corporation, or other entity which Purchaser may, at Purchaser's sole option, choose, and from and after such nomination or assignment, wherever in this Contract reference is made to Purchaser such reference shall mean the nominee or assignee who shall succeed to all the rights of Purchaser hereunder. Any such assignment shall not be effective until Seller has received written notice thereof; further, such assignment shall not relieve Purchaser of any of its obligations or liabilities hereunder.

                                  ARTICLE XVII

                        INTERPRETATION AND APPLICABLE LAW

         This Agreement shall be construed and interpreted in accordance with the laws of the State of Nevada. Where required for proper interpretation, words in the singular shall include the plural; the masculine gender shall include the neuter and the feminine, and vice versa. The terms "successors and assigns" shall include the heirs, administrators, executors, successors, and assigns, as applicable, of any party hereto.

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                                  ARTICLE XVIII

                                    AMENDMENT

         This Contract may not be modified or amended, except by an agreement in writing signed by the Seller and the Purchaser. The parties may waive any of the conditions contained herein or any of the obligations of the other party hereunder, but any such waiver shall be effective only if in writing and signed by the party waiving such conditions and obligations.

                                   ARTICLE XIX

                                    AUTHORITY

         Each person executing this Contract warrants and represents that he is fully authorized to do so.

                                   ARTICLE XX

                                 ATTORNEYS' FEES

         In the event it becomes necessary for either party to file a suit to enforce this Contract or any provisions contained herein, the prevailing party shall be entitled to recover, in addition to all other remedies or damages, reasonable attorneys' fees and costs of court incurred in such suit.

                                   ARTICLE XXI

                              DESCRIPTIVE HEADINGS

         The descriptive headings of the several paragraphs contained in this Contract are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

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                                  ARTICLE XXII

                                ENTIRE AGREEMENT

         This Contract (and the items to be furnished in accordance herewith) constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith. No representation, warranty, covenant, agreement, or condition not expressed in this Contract shall be binding upon the parties hereto or shall affect or be effective to interpret, change, or restrict the provisions of this Contract.

                                  ARTICLE XXIII

                             MULTIPLE ORIGINALS ONLY

         Numerous copies of this Contract may be executed by the parties hereto. Each such executed copy shall have the full force and effect of an original executed instrument.

                                  ARTICLE XXIV

                                   ACCEPTANCE

         Purchaser shall have until 5:00 o'clock p.m., August 12, 2002, to execute and return a fully executed original of this Contract to Seller, otherwise this Contract shall become null and void. Time is of the essence of this Contract. The date of execution of this Contract by Seller shall be the date of execution of this Contract. If the final date of any period falls upon a Saturday, Sunday, or legal holiday under the laws of the State of Nevada, then in such event the expiration date of such period shall be extended to the next day which is not a Saturday, Sunday, or legal holiday under the laws of the State of Nevada.

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                                   ARTICLE XXV

                             REAL ESTATE COMMISSION

         In the event that this Contract closes, but not otherwise, Seller agrees to pay a real estate commission to Award Realty, such commission to be in the amount of six percent (6%) of the purchase price payable hereunder. Seller represents and warrants to Purchaser that Seller has not contacted or entered into any agreement with any other real estate broker, agent, finder, or any other party in connection with this transaction, and that Seller has not taken any action which would result in any other real estate broker's, finder's, or other fees or commissions being due and payable to any other party with respect to the transaction contemplated hereby. Purchaser hereby represents and warrants to Seller that Purchaser has not contracted or entered into any agreement with any real estate broker, agent, finder, or any other party in connection with this transaction, and that Purchaser has not taken any action which would result in any real estate broker's, finder's, or other fees or commissions being due or payable to any other party with respect to the transaction contemplated hereby. Each party hereby indemnifies and agrees to hold the other party harmless from any loss, liability, damage, cost, or expense (including reasonable attorneys' fees) resulting to the other party by reason of a breach of the representation and warranty made by such party herein. Notwithstanding anything to the contrary contained herein, the indemnities set forth in this Article XXV shall survive the closing.

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                                  ARTICLE XXVI

                                 NON-RECORDATION

         Purchaser agrees and warrants that it will not place of record with the Clark County Recorder of Deeds Office this Contract or any part of this agreement or any instrument, memorandum or notice making reference to this Contract and in the event of any recordation in violation of this Article then Purchaser shall forfeit any and all rights Purchaser has in the Earnest Money and further this Contract shall, at Seller's option, be void.

         EXECUTED on this the 17th day of August, 2002.

                                   SELLER:

                                   SILVERLEAF RESORTS, INC., a Texas corporation

                                   By: /S/ ROBERT E. MEAD
                                      ------------------------------------------
                                   Name: Robert E. Mead
                                   Its: CEO

         EXECUTED on this the 16th day of August, 2002.

                                   PURCHASER:

                                   FAIRFIELD RESORTS, INC.

                                   By: [signature illegible]
                                      ------------------------------------------
                                   Name:________________________________________
                                   Its:_________________________________________

RECEIPT OF EARNEST MONEY AND ONE (1) EXECUTED COUNTERPART OF THIS CONTRACT IS HEREBY ACKNOWLEDGED:

TITLE COMPANY:

FIRST AMERICAN TITLE COMPANY OF NEVADA

By: /S/ TAMMY LOWE
   ---------------------------------
Name: Tammy Lowe
Its:  Escrow Officer

List of Exhibits:

Exhibit A: Legal Description

                                     - 20 -